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                                                                   EXHIBIT 99.7


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Dobson Communications Corporation:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Dobson Communications Corporation and subsidiaries included in the Form S-4 and have issued our report thereon dated March 26, 1998. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed as exhibit
99.6 hereof, is the responsibility of the Company's management and is presented for purposes of complying the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated statements taken as a whole.


                                      /s/ ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
March 26, 1998